UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 13, 2004

                                UNIT CORPORATION
               (Exact Name of Registrant as Specified in Charter)

         Delaware                   1-9260                    73-1283193
 (State of Incorporation)      (Commission File             (IRS Employer
                                    Number)              Identification No.)

                             1000 Kensington Tower,
                                7130 South Lewis,
                              Tulsa, Oklahoma 74136

               (Address Of Principal Executive Offices) (Zip Code) Registrant's telephone number, including area code: (918) 493-7700

                                (Not Applicable)
          (Former Name Or Former Address, If Changed Since Last Report)




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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

          99 Press release, issued by Unit Corporation's on January 13, 2004, announcing the retirement of Earle Lamborn from Unit Corporation and his resignation from Unit's Board of Directors effective January 15, 2004.

ITEM 9.    REGULATION FD DISCLOSURE.

     Unit Corporation announced on January 13, 2004 that Earle Lamborn, Senior Vice President of Drilling, will retire effective January 15, 2004. Along with his retirement from the company, Mr. Lamborn will also resign from Unit's Board of Directors. Mr. Lamborn has worked for Unit since its inception in 1963. As a result of Mr. Lamborn's retirement, Unit's Board of Directors has elected Mr. Larry Pinkston, Unit's President, as a director of the company effective January 15, 2004.
     In connection with Mr. Lamborn's retirement, the company has also implemented certain management changes for Unit Drilling Company. John Cromling, Senior Vice President of Drilling Operations, will now be responsible for Unit's contract drilling operations in Oklahoma and the Texas Panhandle, as well as being responsible for the purchasing for all Unit rigs. Dave Stafford, Senior Vice President of Drilling Operations, in addition to his current responsibility for Unit's contract drilling operations in the Rocky Mountain region will now also assume responsibility for Unit's Gulf Coast region. Mr. Stafford will also be responsible for the safety program for all Unit rigs. Both Mr. Cromling and Mr. Stafford will report to the President of Unit, Larry Pinkston.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    January 14, 2004
         ----------------
                                UNIT CORPORATION

                                By:   /s/ Larry D. Pinkston
                                ---------------------------
                                Larry D. Pinkston
                                President





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Exhibit Index

  Exhibit No.                                      Description

        99 Press Release, issued by Unit Corporation on January 13, 2004 announcing the retirement of Earle Lamborn from Unit Corporation and his resignation from Unit's Board of Directors effective January 15, 2004.